EXHIBIT I



                                   JOINT FILING AGREEMENT
                                   ----------------------




               Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: March 7, 1997



               The Equitable Companies Incorporated



               BY:  /s/ Alvin H. Fenichel
                  -------------------------
                  Alvin H. Fenichel
                  Senior Vice President
                  and Controller



               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; Alpha Assurances Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group; and AXA-UAP


               Signed on behalf of each of the above entities



               BY:      /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)